EXHIBIT 11
                           Legality of Shares Opinion

                Federated Capital Appreciation Fund, a portfolio
                       of Federated Equity Funds Federated
                            Stock and Bond Fund, Inc.

                              5800 Corporate Drive
                            Pittsburgh, PA 15237-7000
                                 1-800-341-7400


                             _________________, 2005

     The Trustees/Directors of
     Federated Equity Funds
     Federated Stock & Bond Fund, Inc.

5800 Corporate Drive
Pittsburgh, PA  15237-7000

         Re:  Legality of Shares Opinion

Ladies and Gentlemen:

     Each corporation or portfolio of a trust (each an "Acquiring Fund") (the corporation and trust shall be referred to as the "Federated Entities") listed on Annex A proposes to acquire the assets of a corresponding portfolio (each an "Acquired Fund") of the Vintage Mutual Funds, Inc. (the "Vintage Trust") listed on Annex A in exchange for shares of the corresponding Acquiring Fund ("Shares") pursuant to the Agreement and Plan of Reorganization dated July 7, 2005 ("Agreement"), included as an exhibit to the registration statement of the Trust filed on Form N-14 (Securities Act of 1933 No. to be assigned) under the Securities Act of 1933, as amended ("N-14 Registration").

     As counsel we have reviewed the appropriate documents relating to the organization of each Federated Entity, their registration under the Investment Company Act of 1940, the registration of their securities on Form N-1A under the Securities Act of 1933 and participated in the drafting of the N-14 Registration. Specifically, we have examined and are familiar with the Declaration of Trust/Articles of Incorporation and Bylaws of the Federated Entities, and such other documents and records deemed relevant for the purpose of rendering this opinion. We have also reviewed questions of law as deemed necessary or appropriate by us for the purposes of this opinion.

     Based upon the foregoing, we are of the opinion that:

     1. Each Federated Entity is duly organized and validly existing pursuant to its Declaration of Trust/Articles of Incorporation.

     2.  The  Shares,   which  are  currently  being   registered  by  the  N-14
Registration, may be legally and validly issued in accordance with the Declaration of Trust/Articles of Incorporation upon receipt of consideration sufficient to comply with the provisions of the Declaration of Trust/Articles of Incorporation and subject to compliance with the Investment Company Act of 1940, as amended, and applicable state laws regulating the sale of securities. Such Shares, when so issued, will be fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the N-14 Registration referred to above and to any application or registration statement filed under the securities laws of any of the States of the United States.

                                Very truly yours,


                                Todd P. Zerega
                                Assistant Secretary

                                Federated Capital Appreciation Fund,
                                a portfolio of Federated Equity Funds
                                Federated Stock and Bond Fund, Inc.




                                     ANNEX A


Acquiring Fund                                Acquired Fund

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Federated Capital Appreciation Fund,          Vintage Equity Fund
a portfolio of Federated Equity Funds

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                                              Vintage Growth Fund
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Federated Stock and Bond Fund, Inc.           Vintage Balanced Fund
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